Exhibit 99.1

MINUTES OF THE BOARD OF DIRECTORS

OF

CAPITAL RESOURCE ALLIANCE, INC.

At a telephone meeting of the Board of Directors of Capital Resource Alliance, Inc., notice being waived and both directors present the following resolution was put forth:

RESOLVED: That a stock dividend of three (3) additional shares for each share presently issued and outstanding be affected immediately bringing the total issued and outstanding shares to 20,400,000. The corporate Secretary is hereby instructed to notify the transfer agent of this action.

January 18, 2008.

s/s Joseph Forzani

     Joseph Forzani, President and director

s/s Frederick Fitzgerald

     Frederick Fitzgerald, Secretary and director